UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 8, 2019

InterDigital, Inc.

(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	82-4936666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2019, Jannie K. Lau, Chief Legal Officer, General Counsel and Corporate Secretary notified InterDigital, Inc. (the “Company”) of her intention to retire from her position at the Company effective December 31, 2019. In consideration of her distinguished service to the Company and the Company’s desire to ensure a smooth transition to her successor, the Company entered into a Retirement & Transition Agreement and Release with Ms. Lau (the “Lau Retirement Agreement”) on December 8, 2019.

Under the Lau Retirement Agreement, Ms. Lau agrees to provide limited transition services on a part-time basis for a period of 100 calendar days following December 31, 2019 in exchange for $400,000, payable in two equal installments on February 15, 2020 and March 31, 2020, in order to facilitate and ensure a smooth transition to her successor. If the transition services terminate prior to the end of the transition period, then the transition payment will be paid on a pro-rata basis. Ms. Lau’s Company equity awards will cease to vest as of December 31, 2019, and there will be no continued vesting during the transition period.

The summary of the Lau Retirement Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which will be filed as an exhibit to the Company’s upcoming Annual Report on Form 10-K for the year ended December 31, 2019.

On December 9, 2019, Richard L. Gulino was appointed to the position of Chief Legal Officer, General Counsel and Corporate Secretary, effective January 1, 2020.

Mr. Gulino, 57, joined the Company in September 2019 as Vice President, Deputy General Counsel with responsibility for the Company’s corporate, commercial and licensing legal functions. Prior to joining the Company, Mr. Gulino served as Senior Vice President, General Counsel and Secretary at Vanda Pharmaceuticals, Inc., a global biopharmaceutical company headquartered in Washington, D.C., from September 2015 until May 2018. Prior to joining Vanda, Mr. Gulino was Vice President and General Counsel of Ameritox, Ltd., a clinical drug testing laboratory, from June 2012 to August 2014. From 1999 to February 2012, Mr. Gulino served numerous roles at Cephalon, Inc., a global biopharmaceutical company, including as Vice President and Deputy General Counsel from November 2006 to February 2012, where he led the corporate commercial legal function. Mr. Gulino began his career in private practice in Washington, D.C. Mr. Gulino serves on the Board of Wilmington Montessori School in Wilmington, Delaware.

Mr. Gulino received his Bachelor of Arts degree in history from Colgate University and his Juris Doctor degree with high honors from Duke University School of Law.

There is no arrangement or understanding between Mr. Gulino and any other persons pursuant to which Mr. Gulino was selected as an officer, and Mr. Gulino is not related to any officer or director of the Company. There have been no transactions involving Mr. Gulino or his immediate family members that require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Mr. Gulino will receive the following components of compensation: (i) an annual base salary in the amount of $350,000; (ii) effective January 1, 2020, a target short-term incentive plan payout of 60% of his annual base salary; and (iii) on January 15, 2020, an award equal to $354,198 under the Company’s 2019 long-term compensation program (“LTCP”), comprised $69,571 of time-based restricted stock units (“RSUs”) and $284,627 of performance-based RSUs (“PSUs”).

The time-based RSUs to be granted to Mr. Gulino under the 2019 LTCP will vest on March 15, 2022, assuming continued service through such date except as set forth below. The 2019 LTCP PSUs to be granted to Mr. Gulino will vest, assuming continued service through March 15, 2024 except as set forth below (with a threshold payout of 50% of target and a maximum payout of 200% of target), subject to the achievement of revenue and earnings performance goals measured as of December 31, 2023; however, to the extent that all or a portion of the performance goals in excess of the threshold have been achieved as measured as of December 31, 2021, such performance-based awards will vest, to the extent applicable, on March 15, 2022, and the remaining unvested portion of such performance-based awards, if any, shall then remain eligible to vest on March 15, 2024, subject to the achievement of the performance goals measured as of December 31, 2023.

Effective January 1, 2020, Mr. Gulino will be designated as a Tier 1 Participant under the Company’s Executive Severance and Change in Control Policy, or the “Policy,” previously filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (the “2018 Q3 10-Q”). If Mr. Gulino’s employment is terminated by the Company or any parent, subsidiary, or affiliate of the Company without Cause (as defined in the Policy), or by reason of his death or disability, in each case, during the last year of the performance period, the PSUs will vest as to a prorated portion (based on the number of days he was employed during the applicable performance period) of the number of PSUs that would have otherwise become vested according to actual performance during the performance period. Additionally, the time-based RSUs will vest as to a prorated portion (based on the number of days he was employed during the applicable vesting period). In the event of a termination without Cause, the prorated vesting is conditioned upon Mr. Gulino’s execution of a release of claims in favor of the Company within 60 days following termination of employment.

If Mr. Gulino’s employment is terminated within one year following a Change in Control, either by the Company other than for Cause, death, or disability or by Mr. Gulino for Good Reason (as such terms are defined in the Policy), 100% of the then-unvested portion of his time-based and performance-based awards will vest upon termination, subject to his execution of a release of claims in favor of the Company within 60 days following termination of employment.

All of the equity grants to Mr. Gulino will be made under the Company’s 2017 Equity Incentive Plan. The grant of the time-based RSU awards will be made pursuant to the form of agreement for such awards filed as Exhibit 10.3 to the 2018 Q3 10-Q. The PSU awards will have the terms set forth on the term sheet for such awards previously filed as Exhibit 10.1 to the Company Current Report on Form 8-K dated July 9, 2018, and will otherwise be subject to the standard terms and conditions for PSU awards that are part of the form of agreement for such awards, filed as Exhibit 10.4 to the 2018 Q3 10-Q.

Mr. Gulino will become a party to an indemnity agreement in substantially the form of the Company’s form of indemnity agreement filed as Exhibit 10.47 to the Quarterly Report on Form 10-Q of InterDigital Communications Corporation for the quarter ended March 31, 2003.

Item 8.01.	Other Events.

On December 9, 2019, the Company issued a press release announcing the retirement of Ms. Lau and the appointment of Mr. Gulino. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	InterDigital, Inc. Press Release, dated December 9, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By:	/s/ Jannie K. Lau
Jannie K. Lau
Chief Legal Officer, General
Counsel and Corporate Secretary

Date: December 9, 2019